UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2013 (September 20, 2013)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2013, WEX Inc. (the "Company") purchased put option contracts and sold call option contracts, designed to be a costless collar, on the wholesale price of gasoline with Bank of Montreal and the retail price of diesel fuel with Wells Fargo Bank, N.A. (collectively, the "Contracts"). The Contracts have an aggregate notional amount of 11,423,483 gallons of gasoline and diesel fuel and will expire on a monthly basis during the last two quarters of 2014 and the first quarter of 2015.  The settlement of the Contracts is based upon the New York Mercantile Exchange’s New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending and the U.S. Department of Energy's weekly retail on-highway diesel fuel price for the month.  The Contracts lock in a weighted average retail floor price of approximately $3.30 per gallon and a weighted average retail ceiling price of approximately $3.36 per gallon.

On September 25, 2013, the Company issued a news release announcing these transactions.

Item 8.01 Other Events.

On September 25, 2013, the Company issued a news release entitled "WEX Extends Its Existing Fuel-Price Risk Management Program." A copy of the press release is furnished as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release of WEX Inc. dated September 25, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	September 25, 2013	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

WEX INC.
CURRENT REPORT ON FORM 8-K
Report Dated September 25, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1*	News release of WEX Inc. dated September 25, 2013

*	Indicates that exhibit is filed with this report.